UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/08/2009

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123747

Delaware	26-3739386
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e). On December 8, 2009, Kraton Polymers LLC (the “Company”) and Polymer Holdings LLC (the “Parent”) entered into Amended and Restated Employment Agreements with Messrs. Bradley, Fogarty, Ott, Freund and Tremblay (the “Named Executive Officers”) which provide the continued terms and conditions of employment for each such officer.

The Amended and Restated Employment Agreements provide for increases in the base salaries of Messrs. Fogarty, Bradley, Tremblay and Freund to $575,000, $425,000, $375,000 and $300,000, respectively.

In addition, the Amended and Restated Employment Agreements also provide for an increase in the Named Executive Officers’ severance benefits for certain terminations of employment within one year following a change in control. Potential benefits (i) increased from 18 to 24 months of base salary and health benefit continuation for Mr. Fogarty and from 12 to 18 months for all other Named Executive Officers and (ii) increased from a lump sum payment equal to 1.5 times annual bonus to 2.0 times annual bonus for Mr. Fogarty and from 1.0 to 1.5 times annual bonus for all other Named Executive Officers.

The above descriptions are qualified in their entirety by reference to the following Amended and Restated Employment Agreements, which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.5 and 10.5.

Item 9.01. Exhibits

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated December 8, 2009, between the Company, the Parent and Kevin M. Fogarty.

10.2	Amended and Restated Employment Agreement, dated December 8, 2009, between the Company, the Parent and David A. Bradley.

10.3	Amended and Restated Employment Agreement, dated December 8, 2009, between the Company, the Parent and Richard Ott.

10.4	Amended and Restated Employment Agreement, dated December 8, 2009, between the Company, the Parent and Lothar Freund.

10.5	Amended and Restated Employment Agreement, dated December 8, 2009, between the Company, the Parent and Stephen E. Tremblay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date:	December 15, 2009	By:	/S/ STEPHEN W. DUFFY
Stephen W. Duffy Vice President and General Counsel